Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-95005 and Forms S-8 Nos. 333-57875 and 333-87127 of our report dated January 27, 2001, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                   /s/ Ernst & Young LLP
                                   Ernst & Young LLP

San Diego, California
March 27, 2001